Exhibit 99.2

 Kirby Corporation Acquisition of Stewart & Stevenson  Conference Call Reference Materials  June 13, 2017

 Forward-Looking Statements   Statements contained in this document with respect to the future are forward-looking statements. These statements reflect management’s reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including cyclical or other downturns in demand, significant pricing competition, unanticipated additions to industry capacity, changes in the Jones Act or in U.S. maritime policy and practice, fuel costs, interest rates, weather conditions and timing, magnitude and number of acquisitions made by Kirby. Forward-looking statements are based on currently available information and Kirby assumes no obligation to update any such statements. A list of additional risk factors can be found in Kirby’s annual report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission.   2017 Acquisition of S&S  1

 Acquisition Overview  2  2017 Acquisition of S&S

 Acquisition Rationale  Expanded Geographic Presence: Distributor territories are a natural complement to the legacy distribution and services business, and will enhance our customer service and support capabilitiesStrategic Flexibility: Achieves significantly greater size, scale and scope for Kirby’s distribution and services segment which widens Kirby’s strategic opportunity setCustomer Profile: S&S customer base includes more industrial, non-oil & gas companies which should contribute more ratable, predictable revenues and earnings for Kirby’s distribution and services segment Revenue Mix: 75/25 distribution/manufacturing, compared to land-based distribution and services business of approximately 50/50, historically. Distribution revenues are less volatile than manufacturing Synergies and Efficiencies: Expected synergies of $25 million in the first two years. Operational efficiencies in leveraging best practices across S&S and legacy business. Additional upside from integration of S&S engineering and proprietary systems in current manufacturing processes and product offerings  2017 Acquisition of S&S  3

Stewart & Stevenson Company Overview

Manufacturing Technologies

Business Description:

- Four facilities
- Diverse and comprehensive product offering
  - Frac equipment
  - Rigs
  - Seismic
  - Switchgear and drive systems
  - Rail King mobile railcar movers

Complements with Kirby portfolio:

- Access to S&S designs and controls
- Additional product diversity in rigs, seismic, switchgears, and Rail King products
- Additional manufacturing capacity

Distribution

Business Description:

- Allison, MTU, DTNA, EMD and Deutz distribution
- 42 branches
- Rental equipment business with 1,400 pieces of equipment including generators, load banks, fork lifts, pumps, compressors, and Rail King units

Complements with Kirby portfolio:

- EMD business
- Contiguous territory across major shale basins (Eagle Ford, Permian, SCOOP)
- Opportunities in rental business
- Opportunities to grow in other end markets

2017 Acquisition of S&S
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Kirby and Stewart & Stevenson Locations


Locations / Branches
United Holdings
Kirby Engine Systems
Stewart & Stevenson
Allison / MTU / DTNA Territories
United Holdings
Stewart & Stevenson
EMD Territories
Kirby Engine Systems
Stewart & Stevenson
Seattle
Casper
Grand Junction
Denver
Great Bend
Liberal
Farmington
Albuquerque
Phoenix
Tulsa
Oklahoma City
Stuttgart
Little Rock
Lubbock
Wichita Falls
Longview
Dallas
Shreveport
El Paso
Waco
Odessa
Austin
San Antonio
Baton Rouge
Mobile
Lafayette / New Iberia
Belle Chase/Harvey
Houston
Houma
Cotulla
Laredo
Corpus Christi
Pharr
Paducah
Albany
Marlborough
Middletown
NYC
Piscataway
Thorofare
Chesapeake
Rocky Mount
Panama City
Jacksonville
Ocala
Orlando
Tampa
Fort Pierce
West Palm Beach
Fort Lauderdale
Fort Myers
Miami

2017 Acquisition of S&S

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